SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PIERCING PAGODA

                    GABELLI FUND, LDC
                                 9/19/00            2,000-           21.5000
                    GABELLI ASSOCIATES LTD
                                 9/19/00          195,500-           21.5000
                                 9/06/00              600            21.3750
                    GABELLI ASSOCIATES FUND
                                 9/19/00          200,485-           21.5000
                                 9/14/00            7,000            21.3750
                                 9/11/00            2,200            21.3750
                                 9/05/00            1,400            21.3750
          GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 9/19/00          155,000-           21.5000


          (1) THE TRANSACTIONS ON 9/19/00 WERE IN CONNECTION WITH THE CASH
              TENDER
              OFFER DESCRIBED IN ITEM 5 (A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.